FOR IMMEDIATE RELEASE
Contact:    William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET and NEC Sign Amendment to Option Agreement

Greenville, South Carolina (September 4, 2014) – KEMET Corporation (NYSE: KEM) (“KEMET”), a leading global supplier of electronic components, today announced that its wholly-owned subsidiary, KEMET Electronics Corporation (“KEC”), and NEC Corporation (“NEC”) have entered into an amendment to the parties’ March 12, 2012 Option Agreement.

“This Amendment provides KEMET with additional flexibility in managing our capital structure,” stated Per Loof, Chief Executive Officer of KEMET. “It allows us greater opportunity to benefit from improving economic conditions and the improved financial performance by KEMET while maintaining our options to increase our investment in NEC TOKIN.”

The Amendment extends the date by which KEC can exercise its first option to purchase additional shares of common stock of NEC TOKIN Corporation (“NEC TOKIN”) until April 30, 2015, and also extends the beginning date by which KEC can exercise its second option to purchase all of the outstanding shares of NEC TOKIN common stock. The amendment also delays the date when NEC can require KEC to purchase all of the outstanding shares of NEC TOKIN common stock (the “Put Option”) by a minimum of eight months until April 1, 2015, and in the event that KEMET issues new debt securities to refinance its outstanding 10½% senior notes due 2018 prior to NEC’s delivery of its notification to exercise the Put Option, then the earliest date on which NEC may exercise the Put Option is further extended beyond the scheduled maturity date or redemption in full of such new debt securities, but in any event not beyond November 1, 2019. In that event, the Put Option will expire on October 31, 2023.

Additional provisions of this amendment specify the date by which NEC’s indemnification obligations under the Option Agreement expire; extend until May 1, 2015, the earliest date that NEC may convert a portion of its existing NEC TOKIN preferred stock into NEC TOKIN common stock; and require KEC to permit the repayment by NEC TOKIN to NEC on April 30, 2015 of at least 2 billion Japanese yen of the currently outstanding amount of 25.5 billion Japanese yen of the debt obligation NEC TOKIN owes to NEC. Additional details can be found in KEMET’s Current Report on Form 8-K (File No. 1-15491) filed on September 4, 2014.

KEMET and NEC Sign Amendment to Option Agreement
September 4, 2014

About KEMET

The Company's common stock is listed on the NYSE under the ticker symbol "KEM" (NYSE: KEM). At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets, in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plan; (ix) equity method investment in NEC TOKIN expose us to a variety of risks; (x) acquisitions and other strategic transactions expose us to a variety of risks; (xi) inability to attract, train and retain effective employees and management; (xii) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xiii) exposure to claims alleging product defects; (xiv) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that limit our flexibility in operating our business; and (xx) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.